                                  Hale and Dorr
                                 60 State Street
                           Boston, Massachusetts 02109
                                 (617) 526-6000


                                  July 18, 1996



         ImmuLogic Pharmaceutical Corporation
         610 Lincoln Street
         Waltham, MA  02154

              Re:  Registration Statement on Form S-8
                   1993 Director's Stock Option Plan
                   ----------------------------------

         Ladies and Gentlemen:

              We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to an additional 100,000 shares of Common Stock, $.01 par value per share (the "Shares"), of ImmuLogic Pharmaceutical Corporation, a Delaware corporation (the "Company"), issuable under the Company's 1993 Director's Stock Option Plan, as amended (the "Plan").

              We have examined the Restated Certificate of Incorporation, as amended and the By-Laws of the Company, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

              In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

              Based on the foregoing, we are of the opinion that the Company has duly authorized for issuance the shares of its Common Stock covered by the Registration Statement to be issued under the Plan, as described in the Registration Statement, and such shares, when issued in accordance with the terms of the Plan at a price per share at least equal to the par value per share of the Common Stock, will be legally issued, fully paid and nonassessable.

              We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement.




                                            Very truly yours,

                                            /s/ Hale and Dorr
                                            ----------------------------
                                            HALE AND DORR